SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                          FORM 8-K



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


Date of Report (Date of
earliest event reported)                  April 1, 2003


           MONMOUTH REAL ESTATE INVESTMENT CORPORATION
     (Exact name of registrant as specified in its charter)


         DELAWARE              0-4258            22-1897375
     (State or other         (Commission        (IRS Employer
       jurisdiction          File Number)     Identification No.)
     of incorporation)


 3499 Route 9N, Suite 3C, Freehold, NJ              07728
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number,
including area code                            (732) 577-9996



                         Not applicable
  (Former name or former address, if changed since last report)


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Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

  Exhibits.

  99.1 Press Release dated April 1, 2003, announcing new acquisition.

Item 9.   Regulation FD Disclosure.

      On April 1, 2003, the Company issued a press release announcing the acquisition of a 179,280-square-foot industrial building at 2701 South 98th Street, Wyandotte County, in the City of Edwardsville, Kansas, for a purchase price of approximately $7,000,000.


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



                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



          MONMOUTH REAL ESTATE INVESTMENT CORPORATION




               /s/ Anna T. Chew
               ANNA T. CHEW
               Controller



     Date       April 1, 2003




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